Proprietary and Confidential. Not to be distributed or reproduced without permission The New Wave in Aesthetics June 12, 2017 Company Meeting June 12, 2017

Proprietary and Confidential. Not to be distributed or reproduced without permission Any statements made in this communication that are not statements of historical fact, including statements about the expected timetable for completing the transaction and the potential effects of the acquisition on both Sientra and Miramar Labs, are forward-looking statements that are based on management’s beliefs, certain assumptions and current expectations and should be evaluated as such. These statements may be identified by their use of forward- looking terminology such as the words “expects,” “projects,” “anticipates,” “intends” and other similar words. Forward- looking statements include statements that may relate to Sientra’s or Miramar Labs’ plans, objectives, strategies, goals, future events, future revenues or performance, and other information that is not historical information. Such forward- looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, general economic, business and market conditions and the satisfaction of the conditions to closing of the proposed transaction. For a more complete discussion of certain of the risks and uncertainties that could cause actual results to differ from those contained in the forward- looking statements with respect to Miramar Labs, see the discussion of risks and uncertainties in Miramar Labs’ annual report on Form 10-K for the fiscal year ended December 31, 2016 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 17, 2017 and other reports Miramar Labs files with the SEC, as well as the tender offer documents to be filed with the SEC by Sientra and its acquisition subsidiary and by Miramar Labs. The forward- looking statements contained in this document are made as of the date that the document is issued, and Miramar Labs undertakes no obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement. 2 June 12, 2017

Proprietary and Confidential. Not to be distributed or reproduced without permission In connection with the proposed acquisition, Sientra will commence a tender offer for all of the outstanding shares of Miramar Labs. The tender offer has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Miramar Labs, nor is it a substitute for the tender offer materials that Sientra and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. At the time that the tender offer is commenced, Sientra and its acquisition subsidiary will file tender offer materials on Schedule TO with the SEC, and Miramar Labs will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY MIRAMAR LABS’ STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer statement and the solicitation/recommendation statement will be made available to Miramar Labs’ stockholders free of charge. A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of Miramar Labs by phone at (408) 940-8700, or by visiting Miramar Labs’ website (www.miramarlabs.com). In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website (www.sec.gov) upon filing with the SEC. MIRAMAR LABS’ STOCKHOLDERS ARE ADVISED TO READ THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE TRANSACTION. 3 June 12, 2017

Proprietary and Confidential. Not to be distributed or reproduced without permission 4 “Sientra to Acquire Miramar Labs to Build a Broad, Global Aesthetics Platform” June 12, 2017

Proprietary and Confidential. Not to be distributed or reproduced without permission 5 • Sientra is a medical aesthetics company based in Santa Barbara  Sells Breast Implants, Tissue Expanders and bioCorneum for scar tissue.  HSC Gel implant known as the “Gummy-Bear” implants.  2016 Revenues of $20.7M.  Q1-17 Revenues of $7.5M. Compares to $1.5 for Q1-16.  Sales Breakdown: 78% Breast Implants / 19% BIOCORNEUM®  Total Breast Market opportunity = $635M (implant + expander)  1 of only 3 companies with US FDA-approval of breast implants  Cash on hand at end of Q1-17: $58.8M  Approximately 90 employees June 12, 2017

Proprietary and Confidential. Not to be distributed or reproduced without permission 6 • Numerous consolidations in medical device and specifically, the Aesthetics Industry; more challenging as small stand alone entity. • Creates a broader aesthetic business that leverages each others excellent product reputation and key resources.  Allows for greater capital resources  Provides critical mass in U.S. for sales and access to plastic surgeons  Enables us to provide access to OUS markets for Sientra who is U.S. focused  Provides product diversification  Facilitates scaling of infrastructure for the combined company with greater efficiency • Combined net sales for 2016 were $40.1M and $11.3M for Q1-17 June 12, 2017

Proprietary and Confidential. Not to be distributed or reproduced without permission June 12, 2017 7 • Miramar is being acquired for a total transaction value of up to $34.0M, which consists of $20.0M to be paid at closing and two earnout payments based on Sientra achieving cumulative Miramar revenue post-closing: – $7.0M paid upon achievement of cumulative Net Sales in excess of $50.0M (Earnout #1) – $7.0M paid upon achievement of cumulative Net Sales in excess of $80.0M (Earnout #2) • Approximately $24.5M of the total transaction consideration will be used to pay debt and other obligations of Miramar • Miramar common shareholders will receive $0.3149 per share in cash consideration at closing • If earn-out milestones achieved, Miramar common shareholders will receive the following additional consideration through a Contingent Value Rights (CVRs) Agreement: – $0.0147 per share in cash upon achievement of Earnout #1 – $0.6911 per share in cash upon achievement of Earnout #2 • If both earnout milestones achieved, Miramar common shareholders would receive total consideration of $1.0207 per share in cash

Proprietary and Confidential. Not to be distributed or reproduced without permission 8 • Miramar will become a wholly owned subsidiary of Sientra. • Miramar will operate business as usual for the near term as the businesses go through a transition to complete alignment. • Miramar will continue to manufacture its products as Sientra has little to no direct manufacturing, and uses contract manufacturers. • Miramar will maintain, grow and manage its sales and marketing team and commercialization of the miraDry System specific products, while also taking advantage of the Sientra corporate strategy and branding platform. June 12, 2017

Proprietary and Confidential. Not to be distributed or reproduced without permission 9 • Phase 1: Miramar’s senior team will continue run and execute the business at least until final closing expected in 40 to 60 days. • Phase 2: Sientra will formulate plans for the leadership team for the Miramar business. More information will be made available as these plans come together. • Timing for transition of executive management will be worked out and communicated once that is done. June 12, 2017

Proprietary and Confidential. Not to be distributed or reproduced without permission 10 • There will be no changes during the interim period until the deal closes (next 40 to 60 days). • For a majority of us, things will remain the same after the close. • Miramar will continue to : – Manufacture product from Santa Clara – Drive sales and marketing – Provide customer service and technical support to our customers – Work on development of our R&D projects – Support all HR and accounting activities • All employees stock options are out of the money even if the company earns the maximum earnout of $1.0207 per share. June 12, 2017

Proprietary and Confidential. Not to be distributed or reproduced without permission 11 • Within the next 10 business day, Sientra will commence a tender offer for Miramar’s stock. • Tender offer period must stay open for 20 business days to allow all shareholders to vote whether to accept this offer. • A majority of the shares must vote in favor of the offer. • Holders of approximately 73% of the shares of Miramar common stock in the aggregate have entered into Tender and Support Agreements (these shares are held by current board investors). June 12, 2017

Proprietary and Confidential. Not to be distributed or reproduced without permission 12 Questions? June 12, 2017

Proprietary and Confidential. Not to be distributed or reproduced without permission In connection with the proposed acquisition, Sientra will commence a tender offer for all of the outstanding shares of Miramar Labs. The tender offer has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Miramar Labs, nor is it a substitute for the tender offer materials that Sientra and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. At the time that the tender offer is commenced, Sientra and its acquisition subsidiary will file tender offer materials on Schedule TO with the SEC, and Miramar Labs will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY MIRAMAR LABS’ STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer statement and the solicitation/recommendation statement will be made available to Miramar Labs’ stockholders free of charge. A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of Miramar Labs by phone at (408) 940-8700, or by visiting Miramar Labs’ website (www.miramarlabs.com). In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website (www.sec.gov) upon filing with the SEC. MIRAMAR LABS’ STOCKHOLDERS ARE ADVISED TO READ THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE TRANSACTION. 13 June 12, 2017